Exhibit 99.1

Media Contact:                    Investor Relations Contact:
Evelyn Mitchell                    List Underwood or Dana Nolan
205-264-4551                        205-581-7890
www.regionsbanknews.com
Regions News on Twitter: @RegionsNews

Regions Financial to Host an Investor Day Conference

BIRMINGHAM, Ala. – (BUSINESS WIRE) – October 29, 2015 – Regions Financial Corporation (NYSE:RF) will host an Investor Day Conference on Thursday, November 19, 2015, in New York City. The conference will begin at 8 a.m. EST and will be held at the St. Regis New York.

Senior executives from the company will review and discuss Regions' business strategies.

A live video webcast and presentation material referenced during the conference will be available on the Regions Financial Investor Relations website at http://ir.regions.com. Following the event, archived copies of the video webcast and materials will also be available on the same site.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $125 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, mortgage, and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates approximately 1,630 banking offices and 2,000 ATMs. Additional information about Regions and its full line of products and services can be found at www.regions.com.
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